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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS
------------------------------

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-62328 on Form S-3, in Registration Statement Nos. 33-04983 and 33-64081 on Form S-3 and in Registration Statement Nos. 33-23350, 33-50400, 33-58909 and 33-64077 on Form S-8 of our reports dated January 18, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
February 16, 1996